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                                                                  EXHIBIT 10.16


                         TOREADOR RESOURCES CORPORATION
                             2002 STOCK OPTION PLAN


         The purpose of the 2002 Stock Option Plan is to promote the growth and general prosperity of Toreador Resources Corporation, a Delaware corporation (the "Corporation") by permitting the Corporation to grant to the officers, key employees and key consultants of the Corporation or its Affiliates stock options to acquire a proprietary interest in the Corporation so that they will apply their best efforts for the benefit of the Corporation, and to aid the Corporation in attracting able persons to enter the service of the Corporation and its Affiliates. It is further intended that the options granted pursuant to this Plan will be either incentive stock options within the meaning of Section 422 of the Internal Revenue Code or nonqualified stock options.

                                    ARTICLE I
                                   DEFINITIONS

         For the purposes of this Plan, in addition to the other terms specifically defined elsewhere herein, the following terms shall have the meanings indicated unless the context requires otherwise:

         "AFFILIATE" means (a) any corporation, other than the Corporation, in an unbroken chain of corporations ending with the Corporation if, at the time of granting of the Stock Option, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing fifty-percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, and (b) any corporation, other than the Corporation, beginning with the Corporation if, at the time of granting of the Stock Option, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing fifty-percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         "BOARD" means the board of directors of the Corporation.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMITTEE" means the committee appointed or designated by the Board to administer the Plan in accordance with Article 2 of this Plan.

         "COMMON STOCK" means the common stock which the Corporation is currently authorized to issue or may in the future be authorized to issue.

         "CORPORATION" means Toreador Resources Corporation, a Delaware corporation.

         "DATE OF GRANT" means the effective date on which a Stock Option is awarded to a Participant as set forth in the Option Agreement.

         "DISABILITY" means total and permanent disability as defined in Section 22(e)(3) of the Code.

         "EFFECTIVE DATE" means December 31, 2001.

         "ELIGIBLE PARTICIPANT" shall have the meaning set forth in Section 5.1 hereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "FAIR MARKET VALUE" means, as of a particular date, (a) the closing sales price per share of Common Stock on the Nasdaq National Market System on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (b) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by Nasdaq, or, if not reported by Nasdaq, by the National Quotation Bureau, Inc., or (c) if none of the above is applicable, such amount as may be determined by

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the Board (acting on the advice of an Independent Third Party, should the Board elect in its sole discretion to utilize an Independent Third Party for this purpose), in good faith, to be the fair market value per share of Common Stock.

         "INDEPENDENT THIRD PARTY" means an individual or entity independent of the Corporation having experience in providing investment banking or similar appraisal or valuation services and with expertise generally in the valuation of securities or other property for purposes of this Plan. The Board may utilize one or more Independent Third Parties.

         "INCENTIVE STOCK OPTION" means an option to purchase shares of Common Stock granted to an Eligible Participant pursuant to Article V and which is intended to qualify as an incentive stock option under Section 422 of the Code.

         "1934 ACT" means the Securities Exchange Act of 1934, as amended.

         "NONEMPLOYEE DIRECTOR" means any director of the Board who is not an employee of the Corporation or any Affiliate.

         "NONQUALIFIED STOCK OPTION" means an option to purchase shares of Common Stock granted to a Participant pursuant to Article IV and which is not intended to qualify as an incentive stock option under Section 422 of the Code.

         "OPTION AGREEMENT" means a written agreement between the Corporation and a Participant that sets forth the terms, conditions and limitations applicable to a Stock Option.

         "PARTICIPANT" means any employee, consultant, or Nonemployee Director of the Corporation or any Affiliate of the Corporation who is, or who is proposed to be, a recipient of a Stock Option.

         "PLAN" means the Toreador Resources Corporation 2002 Stock Option Plan, as it may be amended from time to time.

         "SPREAD" shall have the meaning set forth in Article XII hereof.

         "STOCK DIVIDEND" means a dividend or other distribution declared on the shares of Common Stock payable in (i) capital stock of the Corporation or any Affiliate of the Corporation, or (ii) rights, options or warrants to receive or purchase capital stock of the Corporation or any Affiliate of the Corporation, or (iii) securities convertible into or exchangeable for capital stock of the Corporation or any Affiliate of the Corporation, or (iv) any capital stock received upon the exercise, or with respect to, the foregoing.

         "STOCK OPTION" shall mean an Incentive Stock Option or a Nonqualified Stock Option granted pursuant to the Plan.

         "TERMINATION FOR CAUSE" means : (1) for any person other than Nonemployee Directors, Termination of Service by the Board or the Board of Directors of an Affiliate because of incompetence, insubordination, dishonesty, or other acts detrimental to the interest of the Corporation or its Affiliates, or any material breach by the Participant of any employment, nondisclosure, covenant not to compete, or other contract with the Corporation or one of its Affiliates; (2) for Nonemployee Directors, Termination of Service on account of any act of (a) fraud or intentional misrepresentation, or (b) embezzlement, misappropriation or conversion of assets or opportunities of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation. Termination for Cause shall be determined by the Board or, if applicable, the Board of Directors of an Affiliate, in its sole discretion and in good faith.

         "TERMINATION OF SERVICE" means termination of employment with the Corporation and all of its Affiliates for an employee, termination of service as a director for a Nonemployee Director, or the expiration or termination of the contract between a Participant who is an independent contractor and the Corporation or any Affiliate.


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                                   ARTICLE II
                                 ADMINISTRATION

         Subject to the terms of this Article II, the Plan shall be administered by the Committee which shall consist of not less than three (3) members of the Board. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board. Each member of the Committee, at the time of his appointment to the Committee and while he is a member thereof, must be a "disinterested person", as that term is defined in Rule 16b-3 promulgated under the 1934 Act, and an "outside director" under
Section 162(m) of the Code.

         The Board shall select one of its members to act as the Chairman of the Committee, and the Committee shall make such rules and regulations for its operation as it deems appropriate. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by all members of the Committee shall be the act of the Committee. Subject to the terms hereof, the Committee shall have exclusive power to:

         a. Designate, from time to time, the particular officers, key employees, Nonemployee Directors, and consultants to whom Stock Options will be granted;

         b. Designate the time or times when Stock Options will be granted;

         c. Determine the number of shares of Common Stock subject to issuance pursuant to any Stock Option award, and all of the terms, conditions, restrictions and limitations, if any, of an award of Stock Options, including the time and conditions of exercise or vesting;

         d. Accelerate the vesting or exercise of any Stock Options when such actions would be in the best interests of the Corporation;

         e. Interpret the Plan, prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan; and

         f. Make such other determinations and take such other action as it deems necessary or advisable in connection with the foregoing.

         The Committee shall have full authority and responsibility to administer the Plan, including authority to interpret and construe any provision of the Plan and the terms of any Stock Options issued under it and to adopt such rules and regulations for administering the Plan as it may deem necessary. Except as provided below, any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties, including the Corporation and all Participants.

                                   ARTICLE III
                           SHARES SUBJECT TO THE PLAN

         Subject to the provisions of Articles XI and XII of the Plan, the maximum aggregate number of shares of Common Stock issuable pursuant to the exercise of Stock Options granted under the Plan shall be 500,000 shares of Common Stock. The Committee and the appropriate officers of the Corporation shall from time to time take whatever actions are necessary to execute, acknowledge, file and deliver any documents required to be filed with or delivered to any governmental authority or any stock exchange or transaction reporting system on which shares of Common Stock are listed or quoted in order to make shares of Common Stock available for issuance pursuant to this Plan. Shares of Common Stock subject to Stock Options that (i) are forfeited or terminated, (ii) expire unexercised, (iii) are settled in cash in lieu of Common Stock, or (iv) are exchanged for Common Stock owned by the Participant upon exercise of a Stock Option, shall immediately become available for the subsequent granting of Stock Options; provided, however, that in no event shall the number of shares of Common Stock subject to Incentive Stock Options exceed, in the aggregate, 500,000 shares of Common Stock plus shares subject to Incentive Stock Options which are forfeited or terminated, or


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expire unexercised. Shares to be distributed and sold may be made available from either authorized but unissued Common Stock or Common Stock held by the Corporation in its treasury.

                                   ARTICLE IV
                               STOCK OPTION GRANTS

        4.1 Eligibility. The Committee shall, from time to time, select the particular officers, key employees, and key consultants of the Corporation and its Affiliates to whom the Stock Options are to be granted and/or distributed in recognition of each such Participant's contribution to the Corporation's or the Affiliate's success. Nonemployee Directors who do not elect to decline to participate pursuant to the following sentence will be eligible to receive Stock Options as provided in Section 4.2. A director otherwise eligible to participate in the Plan may make an irrevocable, one-time election, by written notice to the Committee within ten (10) days after his or her initial election to the Board, to decline to participate in the Plan.

        4.2 Grant of Stock Options. All grants of Stock Options under this
Article IV shall be awarded by the Committee. Each grant of Stock Options shall be evidenced by an Option Agreement setting forth the total number of shares subject to the Stock Option, the option exercise price, the term of the Stock Option, the vesting schedule, and such other terms and provisions as are approved by the Committee, but, except to the extent permitted herein, are not inconsistent with the Plan. In the case of an Incentive Stock Option, the Option Agreement shall also include provisions that may be necessary to assure that the option is an Incentive Stock Option under the Code. The Corporation shall execute Option Agreements upon instructions from the Committee. Any Nonemployee Director who does not, in accordance with Section 4.1, decline to participate shall, on the date that is ten (10) days after his or her initial election as a director of the Corporation, automatically be granted a Stock Option to purchase 10,000 shares of Common Stock, as adjusted in accordance with Article XI. Any Nonemployee Director who does not, in accordance with Section 4.1, decline to participate shall, on the date that is ten (10) days after an annual meeting of the Company, automatically be granted a Stock Option to purchase 10,000 shares of Common Stock, as adjusted in accordance with Article XI. The options will be granted at fair market value on the grant date and become exercisable, subject to certain conditions, in three (3) equal annual installments on the first three
(3) anniversaries of the grant date and terminate (10) years from the grant date unless terminated sooner as a result of the death or termination of directorship of the holder thereof. If, on the Date of Grant of a Stock Option to a Nonemployee Director, fewer shares of Common Stock remain available for grant than are necessary to permit the grant of Stock Options to each person entitled to receive a Stock Option, then a Stock Option covering an equal number of whole shares of Common Stock, up to 10,000 shares or 10,000 shares, as the case may be, shall be granted to each Nonemployee Director who has not previously been granted a Stock Option.

        4.3 Exercise Price. The exercise price for a Nonqualified Stock Option shall not be less than the Fair Market Value per share of the Common Stock on the Date of Grant. Subject to the terms of Section 5.1 hereof, the exercise price for an Incentive Stock Option shall be equal to the Fair Market Value per share of the Common Stock on the Date of Grant. Notwithstanding anything to the contrary contained in this Section 4.3, the exercise price of each Stock Option granted pursuant to the Plan shall not be less than the par value per share of the Common Stock.

        4.4 Option Period. The option period will begin and terminate on the respective dates specified by the Committee, but may not terminate later than ten (10) years from the Date of Grant. No Stock Option granted under the Plan may be exercised at any time after the expiration of its option period. The Committee may provide for the vesting and exercise of Stock Options in installments and upon such terms, conditions and restrictions as it may determine. In addition to the provisions contained elsewhere herein concerning automatic acceleration of unmatured installments of Stock Options, the Committee shall have the right to accelerate the time at which any Stock Option granted to a Participant shall become vested, or exercisable.

                                   ARTICLE V
                       LIMITS ON INCENTIVE STOCK OPTIONS

        5.1 Eligibility; Option Period. Only employees of the Corporation or an Affiliate may receive an Incentive Stock Option. Notwithstanding the provisions of Section 4.4 hereof, if a Participant eligible to receive an Incentive Stock Option under Section 422 of the Code (an "Eligible Participant") owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the


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Corporation (or any Affiliate of the Corporation) and an Incentive Stock Option
is granted to such Eligible Participant, the option period term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five (5) years from the Date of Grant. In addition, the option price of any such Incentive Stock Option granted to any such Eligible Participant owning more than 10% of the combined voting power of all classes of stock of the Corporation (or any Affiliate of the Corporation) shall be at least 110% of the Fair Market Value of the Common Stock on the Date of Grant.

        5.2 Limitation on Exercises of Shares Subject to Incentive Stock Options. To the extent required by the Code for incentive stock options, the exercise of Incentive Stock Options granted under the Plan shall be subject to the $100,000 calendar year limit as set forth in Section 422(d) of the Code; to the extent that any grant exceeds such $100,000 calendar year limit, the portion of such granted Stock Option shall be deemed a Nonqualified Stock Option granted pursuant to Article IV.

        5.3 Disqualifying Disposition. If Common Stock acquired upon exercise of an Incentive Stock Option is disposed of by an Eligible Participant prior to the expiration of either two (2) years from the Date of Grant of such Stock Option or one (1) year from the transfer of shares to such Eligible Participant pursuant to the exercise of such Stock Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Eligible Participant shall notify the Corporation in writing of the date and terms of such disposition. A disqualifying disposition by an Eligible Participant shall not affect the status of any other Stock Option granted under the Plan as an incentive stock option within the meaning of Section 422 of the Code.

         5.4 Termination. Notwithstanding the provisions of Article VII, the option period of an Eligible Participant's Incentive Stock Options shall terminate no later than ninety (90) days after such Participant's Termination of Service with the Corporation and its Affiliates; provided, that if such service terminates by reason of the death or Disability of the Participant, then the option period of such Participant's Incentive Stock Options shall terminate no later than twelve (12) months after such termination by reason of death or Disability.

                                   ARTICLE VI
                   EXERCISE OF STOCK OPTIONS; RESTRICTED STOCK

         6.1      Exercise of Options.

         (a) Options granted to employees, consultants, and Nonemployee Directors shall be exercisable in accordance with the terms of the applicable Option Agreement.

         (b) Except as otherwise provided in Section 14.2, a Stock Option may be exercised solely by the Participant during his lifetime or after his death by the person or persons entitled thereto under his will or the laws of descent and distribution.

         (c) The purchase price of the shares as to which a Stock Option is exercised shall be paid in full at the time of the exercise. The full purchase price of shares purchased shall be paid upon exercise of the Stock Option in cash, or, with the consent of the Committee, with shares of Common Stock previously owned by the Participant or, with the consent of the Committee, by a combination of cash and such shares. Additionally, the Committee in its sole discretion may provide for payment of the exercise price, (a) by loans from the Corporation or (b) by authorizing a third party to sell the shares (or a sufficient portion thereof) acquired upon exercise of a Stock Option, and assigning the delivery to the Corporation of a sufficient amount of the sale proceeds to pay for all the shares acquired through such exercise and any tax withholding obligations resulting from such exercise. No holder of a Stock Option shall be, or have any of the rights or privileges of, a shareholder of the Corporation in respect of any shares subject to any Stock Option unless and until certificates evidencing such shares shall have been issued by the Corporation to such holder.

         6.2 Restricted Stock. Each Option Agreement may contain or otherwise provide for conditions giving rise to the forfeiture of Common Stock acquired pursuant to an Option Agreement granted hereunder or otherwise and such restrictions on the transferability of shares of the Common Stock acquired pursuant to an Option Agreement hereunder or otherwise as the Committee in its sole and absolute discretion shall deem proper and advisable. Such conditions giving rise to forfeiture may include, but need not be limited to, the requirement that the Participant render substantial


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services to the Corporation or its Affiliates for a specified period of time.
Such restrictions on transferability may include, but need not be limited to, options and rights of first refusal in favor of the Corporation and shareholders of the Corporation, other than the Participant who is a party to the particular Option Agreement relating to such share of Common Stock or a subsequent holder of the shares of Common Stock who is bound by such Option Agreement. Such Certificates for shares of Common Stock, when issued, may have the following legend, or statements of other applicable restrictions, endorsed thereon, and may not be immediately transferable:

         The shares of Stock evidenced by this certificate have been issued to the registered owner in reliance upon written representations that these shares have been purchased for investment. These shares may not be sold, transferred, or assigned unless, in the opinion of the Corporation or its legal counsel, such sale, transfer, or assignment will not be in violation of the Securities Act of 1933, as amended, applicable rules and regulations of the Securities and Exchange Commission, and any applicable state securities laws.

                                   ARTICLE VII
                             TERMINATION OF SERVICE

         Upon the Termination of Service of a Participant for any reason, the specific Option Agreement shall govern the treatment of any unexercised Stock Options. In the event of such a termination, the Committee may, in its discretion, provide for the extension of the exercisability of a Stock Option for any period that is not beyond the applicable expiration date thereof, accelerate the vesting or exercisability of a Stock Option, eliminate or make less restrictive any restrictions contained in a Stock Option, waive any restriction or other provision of this Plan or a Stock Option or otherwise amend or modify the Stock Option in any manner that is either (a) not adverse to such Participant or (b) consented to by such Participant.

         Except as otherwise set forth above, or as provided in Section 5.4 with respect to Incentive Stock Options, a Participant's Stock Options may be exercised as follows in the event of such Participant's Termination of Service:

                  (a) Death. In the event of the Participant's death prior to Termination of Service, all unmatured installments of Stock Options outstanding shall thereupon automatically be accelerated and exercisable in full, and the Stock Options may be exercised for a period of twelve (12) months after the Participant's death or until expiration of the option period (if sooner), by the Participant's estate or personal representative(s), or by the person(s) who acquired the right to exercise the Stock Option by bequest or inheritance or by reason of the Participant's death;

                  (b) Disability. In the event of a Participant's (other than a Nonemployee Director) Termination of Service as the result of Disability, then all unmatured installments of Stock Options outstanding shall thereupon automatically be accelerated and exercisable in full, and the Stock Options may be exercised by such Participant or his guardian or legal representative for a period of twelve (12) months after such termination or until expiration of the option period (if sooner);

                  (c) Termination for Cause. In the event of the Participant's Termination for Cause, then all unvested Stock Options, or any unvested portion thereof, shall not be exercisable and shall thereupon immediately terminate; and

                  (d) Other Termination. In the event of a voluntary Termination of Service by a Participant (including as a result of retirement by that Participant) or Termination of Service of a Participant by the Corporation or its Affiliate for any other reason, then all vested Stock Options may be exercised for a period of three (3) months after such termination or until expiration of the option period (if sooner) and upon such date, all of the Participant's outstanding Stock Options shall thereupon immediately terminate.

Notwithstanding the foregoing, an individual grant of a Stock Option to a Participant under the Plan may provide, pursuant to the terms of the particular Option Agreement, more restrictive terms than those contained in this Plan concerning any exercise of such Stock Option with respect to any Termination of Service by such Participant.


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                                  ARTICLE VIII
                           AMENDMENT OR DISCONTINUANCE

         Subject to the limitations set forth in this Article VIII, the Committee may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part. In the event of any amendment to the Plan, the holder of any Stock Option outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any Option Agreement relating thereto within such reasonable time as the Committee shall specify in such request. Notwithstanding anything contained in this Plan to the contrary, unless required by law, no action contemplated or permitted by this Article VIII shall adversely affect any rights of Participants or obligations of the Corporation to Participants with respect to any Stock Options theretofore granted under the Plan without the consent of the affected Participant.

                                   ARTICLE IX
                               EFFECT OF THE PLAN

         Neither the adoption of this Plan nor any action of the Committee shall be deemed to give any employee, consultant or Nonemployee Director any right to be granted a Stock Option or to purchase or receive Common Stock of the Corporation or any other rights except as may be evidenced by an Option Agreement, or any amendment thereto, duly authorized by and executed on behalf of the Corporation and then only to the extent of and upon and subject to the terms and conditions expressly set forth therein.

                                    ARTICLE X
                                      TERM

         The Plan shall be submitted to the Corporation's stockholders for their approval; adoption of the Plan by the Corporation and the award of any Option Agreement hereunder shall be subject to and conditioned upon such stockholders' approval of the Plan. Unless sooner terminated by action of the Board, the Plan will terminate on the 31st day of December, 2011. Stock Options under the Plan may not be granted after that date, but Stock Options granted before that date will continue to be effective in accordance with their terms and conditions.

                                   ARTICLE XI
                               CAPITAL ADJUSTMENTS

         If at any time while the Plan is in effect or unexercised Stock Options are outstanding there shall be any increase or decrease in the number of issued and outstanding shares of Common Stock through the declaration of a Stock Dividend or through any recapitalization resulting in a stock split-up, combination, or exchange of shares of Common Stock, then and in such event:

                        (i) An appropriate adjustment shall be made in the
                  maximum number of shares of Common Stock then subject to being awarded under grants pursuant to the Plan, to the end that the same proportion of the Corporation's issued and outstanding shares of Common Stock shall continue to be subject to being so awarded; and

                       (ii) Appropriate adjustments shall be made in the number
                  of shares of Common Stock and the exercise price per share thereof then subject to purchase pursuant to each such Stock Option previously granted and unexercised, to the end that the same proportion of the Corporation's issued and outstanding shares of Common Stock in each instance shall remain subject to purchase at the same aggregate exercise price.

         Any fractional shares resulting from any adjustment made pursuant to this Article XI shall be eliminated for the purposes of such adjustment. Except as otherwise expressly provided herein, the issuance by the Corporation of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof


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shall be made with respect to, the number of or exercise price of shares of
Common Stock then subject to outstanding Stock Options granted under the Plan.

                                   ARTICLE XII
                   RECAPITALIZATION, MERGER AND CONSOLIDATION

                  (a) The existence of this Plan and Stock Options granted hereunder shall not affect in any way the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or prior preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options or warrants to purchase same), or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

                  (b) Subject to any required action by the stockholders, if the Corporation shall be the surviving or resulting corporation in any merger or consolidation, any outstanding Stock Option granted hereunder shall pertain to and apply to the securities or rights (including cash, property or assets) to which a holder of the number of shares of Common Stock subject to the Stock Option would have been entitled.

                  (c) In the event of any reorganization, merger or consolidation pursuant to which the Corporation is not the surviving or resulting corporation, or of any proposed sale of substantially all of the assets of the Corporation, there may be substituted for each share of Common Stock subject to the unexercised portions of such outstanding Stock Option that number of shares of each class of stock or other securities or that amount of cash, property or assets of the surviving or consolidated company which were distributed or distributable to the stockholders of the Corporation in respect of each share of Common Stock held by them, such outstanding Stock Options to be thereafter exercisable for such stock, securities, cash or property in accordance with their terms. Notwithstanding the foregoing, however, the Committee, in its sole discretion, may cancel all such Stock Options as of the effective date of any such reorganization, merger or consolidation, or of any such proposed sale of substantially all of the assets of the Corporation, or of any dissolution or liquidation of the Corporation, and either:

                        (i) give notice to each holder thereof or his personal
                  representative of its intention to cancel such Stock Options and permit the purchase during the thirty (30) day period next preceding such effective date of any or all of the shares subject to such outstanding Stock Options, including shares as to which such Stock Options would not otherwise be exercisable; or

                       (ii) pay the holder thereof an amount equal to a
                  reasonable estimate of an amount (hereinafter the "Spread") equal to the difference between the net amount per share payable in such transaction or as a result of such transaction, less the exercise price of such Stock Options. In estimating the Spread, appropriate adjustments to give effect to the existence of the Stock Options shall be made, such as deeming the Stock Options to have been exercised, with the Corporation receiving the exercise price payable thereunder, and treating the shares receivable upon exercise of the Options as being outstanding in determining the net amount per share. In cases where the proposed transaction consists of the acquisition of assets of the Corporation, the net amount per share shall be calculated on the basis of the net amount receivable with respect to shares of Common Stock upon a distribution and liquidation by the Corporation after giving effect to expenses and charges, including but not limited to taxes, payable by the Corporation before such liquidation could be completed.

                  (d) In the event of a "Change in Control" of the Corporation, then, notwithstanding any other provision in the Plan to the contrary, all unmatured installments of Stock Options outstanding shall thereupon automatically be accelerated and exercisable in full. Such acceleration of exercisability shall not apply to a given Stock Option granted to any Participant other than Nonemployee Directors if any surviving acquiring corporation agrees to assume such Stock Option in connection with the Change in Control. For the purposes of this Plan, a "Change in Control" shall mean any one of the following: (i) during any period of two (2)


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
         consecutive years, individuals who, at the beginning of such period constituted the entire Board, cease for any reason (other than death) to constitute a majority of the directors, unless the election, or the nomination for election, by the Corporation's stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period;
         (ii) any person or group of persons (i.e., two or more persons agreeing to act together for the purpose of acquiring, holding, voting or disposing of equity securities of the Corporation) (other than any "group" deemed to exist by virtue of aggregating the number of securities beneficially owned by any or all of the current directors of the Corporation (and the "Affiliates" of such directors, as that term is defined below) serving as such as of the date of this Plan (collectively, the "Exempt Group")) together with his or its Affiliates, becomes the beneficial owner, directly or indirectly, of 50.1% or more of the voting power of the Corporation's then outstanding securities entitled generally to vote for the election of the Corporation's directors; (iii) the merger or consolidation of the Corporation with or into any other entity if the Corporation is not the surviving entity (or the Corporation is the surviving entity but voting securities of the Corporation are exchanged for securities of any other entity) and any person or group of persons (as defined above) (other than the Exempt Group), together with his or its Affiliates, is the beneficial owner, directly or indirectly, of 50.1% or more of the surviving entity's then outstanding securities entitled generally to vote for the election of the surviving entity's directors; or (iv) the sale of all or substantially all of the assets of the Corporation or the liquidation or dissolution of the Corporation. The term "Affiliate" with respect to any person shall mean any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

                  (e) Notwithstanding sub-Section (c) above of this Article XII, in case the Corporation shall, at any time while any Stock Option under this Plan shall be in force and remain unexpired, (i) sell all or substantially all of its property or (ii) dissolve, liquidate, or wind up its affairs, then, provided that the Committee so determines in its sole discretion, each Participant may thereafter receive upon exercise hereof (in lieu of each share of Common Stock of the Corporation which such Participant would have been entitled to receive) the same kind and amount of any securities or assets as may be issuable, distributable or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock of the Corporation. In the event that the Corporation shall, at any time prior to the expiration of any Stock Option, make any partial distribution of its assets in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of retained earnings or earned surplus and designated as such), then in such event the exercise prices then in effect with respect to each option shall be reduced, as of the payment date of such distribution, in proportion to the percentage reduction in the tangible book value of the shares of the Corporation's Common Stock (determined in accordance with generally accepted accounting principles) resulting by reason of such distribution; provided, that in no event shall any adjustment of exercise prices in accordance with the terms of the Plan result in any exercise prices being reduced below the par value per share of the Common Stock.

                  (f) Upon the occurrence of each event requiring an adjustment of the exercise price and/or the number of shares purchasable pursuant to Stock Options granted pursuant to the terms of this Plan, the Corporation shall mail forthwith to each Participant a copy of its computation of such adjustment which shall be conclusive and shall be binding upon each such Participant, except as to any Participant who contests such computation by written notice to the Corporation within thirty (30) days after receipt thereof by such Participant.

                                  ARTICLE XIII
                    OPTIONS IN SUBSTITUTION FOR STOCK OPTIONS
                          GRANTED BY OTHER CORPORATIONS

         Stock Options may be granted under the Plan from time to time in substitution for such stock options held by employees of a corporation who become or are about to become employees of the Corporation or an Affiliate as the result of a merger or consolidation of the employing corporation with the Corporation or an Affiliate or the acquisition by either of the foregoing of stock of the employing corporation as the result of which it becomes an Affiliate. The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the options in substitution for which they are granted.

                                   ARTICLE XIV
                            MISCELLANEOUS PROVISIONS

       14.1 Other Compensation Plans. The adoption of this Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Corporation or any Affiliate, nor shall the Plan preclude the Corporation or any Affiliate from establishing any other forms of incentive or other compensation plans.

       14.2 Exercise of Stock Options. Stock Options granted under the Plan may be exercised during the option period, at such times and in such amounts, in accordance with the terms and conditions and subject to such restrictions as are set forth herein and in the applicable Option Agreements.

       14.3 Assignability. A Stock Option granted to a Participant optionee may not be transferred or assigned other than by will or the laws of descent and distribution or, with respect to a Nonqualified Stock Option, pursuant to the terms of a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder, or, with respect to an Incentive Stock Option, by the Participant or his legally authorized representative during the Participant's lifetime. The Committee may, in its discretion, authorize all or a portion of the Stock Options granted to a Participant to be on terms which permit transfer by such Participant to (A) the spouse, ex-spouse, children, step children or grandchildren of the Participant ("Immediate Family Members"), (B) a trust or trusts for the exclusive benefit of one or more Immediate Family Members, or (C) a partnership or limited liability company in which one or more Immediate Family Members are the only partners or members, so long as (i) the Option Agreement evidencing any option granted pursuant to this Plan is approved by the Committee and expressly provides for transferability in a manner consistent with this Section 14.2 and (ii) subsequent transfers of such option shall be prohibited except for transfers by will or the laws of descent and distribution. Furthermore, the Committee may, in its discretion, authorize all or a portion of the Stock Options granted to a Participant to be on terms which permit transfer by such Participant to other entities or persons to whom the Committee may in its discretion permit transfers of the option. Notwithstanding any provision contained herein to the contrary, in the case of an Incentive Stock Option, any transfer or assignment may occur only to the extent it will not result in disqualifying such option as an incentive Stock Option under
Section 422 of the Code, or any successor provision. Any attempted assignment or transfer in violation of this Section 14.2 shall be null and void.

       14.4 Investment Intent. The Corporation may require that there be presented to and filed with it by any Participant(s) under the Plan, such evidence as it may deem necessary to establish that the Stock Options granted or the shares of Common Stock to be purchased or transferred are being acquired for investment purposes and not with a view to their distribution.

       14.5 Allotment of Shares. The Committee shall determine the number of shares of Common Stock to be offered from time to time by grant of Stock Options to Participants under the Plan. The grant of a Stock Option to a Participant shall not, by itself, be deemed either to entitle the Participant to, or to disqualify the Participant from, participation in any other grant of Stock Options under the Plan.

       14.6 No Right to Continue Employment. This Plan does not constitute a contract of employment. Nothing in the Plan or in any Stock Option confers upon any employee the right to continue in the employ of the Corporation or any of its Affiliates or interferes with or restricts in any way the right of the Corporation or any of its Affiliates to discharge any employee at any time (subject to any contract rights of such employee).

       14.7 Stockholders' Rights. The holder of a Stock Option shall have none of the rights or privileges of a stockholder except with respect to shares which have been actually issued.

       14.8 Tax Requirements. Any Participant who exercises any Stock Option shall be required to pay the Corporation the amount of all taxes which the Corporation is required to withhold as a result of the exercise of the Stock Option. With respect to an Incentive Stock Option, in the event of a subsequent disqualifying disposition of Common Stock within the meaning of Section 422 of the Code, such payment of taxes may be made in cash, by check or through the delivery of shares of Common Stock which the employee then owns, which shares have an aggregate Fair Market

Value equal to the required withholding payment, or any combination thereof. With respect to the exercise of a Nonqualified Stock Option, the Participant's obligation to pay such taxes may be satisfied by the following, or any combination thereof: (i) the delivery of cash to the Corporation in an amount necessary to satisfy the required tax withholding obligation of the Corporation and/or (ii) the actual delivery by the exercising Participant to the Corporation of shares of Common Stock which the Participant owns and/or the Corporation's withholding of a number of shares to be delivered upon the exercise of the Stock Option), which shares so delivered or withheld have an aggregate Fair Market Value which equals or exceeds (if necessary to avoid the issuance of fractional shares) the required tax withholding payment. Any such withholding payments with respect to the exercise of a Nonqualified Stock Option made by a Participant in cash or by actual delivery of shares of Common Stock shall be required to be made within thirty (30) days after the delivery to the Participant of any certificate representing the shares of Common Stock acquired upon exercise of the Stock Option.

       14.9 Indemnification of Committee. No current or previous member of the Committee, nor any officer or employee of the Corporation acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all such members of the Committee and each and any officer or employee of the Corporation acting on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Corporation in respect of any such action, determination or interpretation. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Corporation's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise.

       14.10 Restrictions. This Plan, and the granting and exercise of Stock Options hereunder, and the obligation of the Corporation to sell and deliver Common Stock under such Stock Options, shall be subject to all applicable foreign and United States laws, rules and regulations, and to such approvals on the part of any governmental agencies or stock exchanges or transaction reporting systems as may be required. No Common Stock or other form of payment shall be issued with respect to any Stock Option unless the Corporation shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws and the requirements of any regulatory authority having jurisdiction over the securities of the Corporation. Unless the Stock Options and Common Stock covered by this Plan have been registered under the Securities Act of 1933, as amended, each person exercising a Stock Option under this Plan may be required by the Corporation to give a representation in writing in form and substance satisfactory to the Corporation to the effect that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of such shares or any part thereof. If any provision of this Plan is found not to be in compliance with such rules, such provision shall be null and void to the extent required to permit this Plan to comply with such rules. Certificates evidencing shares of Common Stock delivered under this Plan may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or quoted, and any applicable federal, foreign and state securities law. The Committee may cause a legend or legends to be placed upon any such certificates to make appropriate reference to such restrictions.

       14.11 Gender and Number. Where the context permits, words in the masculine gender shall include the feminine and neuter genders, the plural form of a word shall include the singular form, and the singular form of a word shall include the plural form.

       14.12 Headings. Headings of articles and sections hereof are inserted for convenience of reference and constitute no part of the Plan.

         IN WITNESS WHEREOF, the Corporation has caused this instrument to be executed as of the 31st day of December, 2001 by its Chief Executive Officer pursuant to prior action taken by the Board.

                                       TOREADOR RESOURCES CORPORATION


                                       By: /s/ G. THOMAS GRAVES III
                                           ------------------------------------
                                           President and Chief Executive Officer

Attest:

/s/ GERRY F. CARGILE
-------------------------------
Secretary


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